UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 21, 2022

EASTERN BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Franklin Street			02110
Boston	,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (800) 327-8376
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Items.

On March 21, 2022, Eastern Bankshares, Inc. (the "Company") filed a preliminary proxy statement in connection with its 2022 annual meeting of shareholders (the “2022 Annual Meeting”). As reflected in the preliminary proxy statement, the Company's Board of Directors recently adopted a proposed amendment to the Company’s amended and restated articles of organization to to phase out the classified structure of the Board over a five-year period, such that it would be fully declassified, with all Directors standing for annual election at the Company’s 2027 Annual Meeting of Shareholders, each to serve a one-year term (the “Charter Amendment”).

The Charter Amendment will be considered by the Company’s shareholders at the 2022 Annual Meeting and will become effective only if approved by the affirmative vote of a majority of the Company’s outstanding shares of common stock as of March 11, 2022, the record date for the 2022 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: March 21, 2022	By:	/s/ James B. Fitzgerald
James B. Fitzgerald
Chief Financial Officer